UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17, 2020 (June 11, 2020)

AMC NETWORKS INC.
(Exact name of registrant as specified in its charter)

Delaware		1-35106	27-5403694
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

11 Penn Plaza,
New York,	NY		10001
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (212) 324-8500
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMCX	The	NASDAQ	Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07  Submission of Matters to a Vote of Security Holders.
(a)On June 11, 2020, AMC Networks Inc. (the “Company”) held its 2020 annual meeting of stockholders. In accordance with the Company’s Amended and Restated Certificate of Incorporation, the Class A stockholders have one vote per share and the Class B stockholders have ten votes per share. The proposals are described in detail in the Company’s proxy statement for the 2020 Annual Meeting of Stockholders filed with the U.S. Securities and Exchange Commission on April 29, 2020 and supplemented on May 13, 2020.
(b)Stockholders voted on the matters set forth below. The final results for the votes regarding each proposal are set forth below.

1.The Company’s Class A stockholders elected the four directors listed below to the Board of Directors, each for a one-year term. The votes regarding this proposal were as follows:

	For	Withheld	Broker Non-Votes
Jonathan F. Miller	29,067,922	3,532,914	4,173,072
Leonard Tow	28,924,063	3,676,773	4,173,072
David E. Van Zandt	29,548,321	3,052,515	4,173,072
Carl E. Vogel	21,267,771	11,333,065	4,173,072
The Company’s Class B stockholders elected the ten directors listed below to the Board of Directors, each for a one-year term. The votes regarding this proposal were as follows:

	For	Withheld
William J. Bell	114,844,080	0
Charles F. Dolan	114,844,080	0
James L. Dolan	114,844,080	0
Kristin A. Dolan	114,844,080	0
Patrick F. Dolan	114,844,080	0
Thomas C. Dolan	114,844,080	0
Brian G. Sweeney	114,844,080	0
Vincent Tese	114,844,080	0
Marianne Dolan Weber	114,844,080	0
Robert C. Wright	114,844,080	0
2.The Company’s Class A stockholders and Class B stockholders, voting together as a single class, ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
151,175,067	363,481	79,440	—

3.The Company’s Class A stockholders and Class B stockholders, voting together as a single class, approved, on an advisory basis (non-binding), the compensation of the Company’s Named Executive Officers. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
133,627,763	12,680,718	1,136,435	4,173,072

4.The Company’s Class A stockholders and Class B stockholders, voting together as a single class, approved the Company’s Amended and Restated 2016 Employee Stock Plan. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
136,477,952	10,854,116	112,848	4,173,072

5.The Company’s Class A stockholders and Class B stockholders, voting together as a single class, approved the Company’s Amended and Restated 2011 Stock Plan for Non-Employee Directors. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
143,256,063	4,108,233	80,620	4,173,072

6.The Company’s Class A stockholders and Class B stockholders, voting together as a single class, did not approve a stockholder proposal recommending that the Company adopt a majority voting standard for director elections. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
23,695,672	123,550,877	198,367	4,173,072

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC Networks Inc.
(Registrant)
Date:	June 17, 2020
		By:	/s/ Anne G. Kelly
Name: Anne G. Kelly
Title: Senior Vice President and Corporate Secretary